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                                                                    EXHIBIT 10.1

                                  GLOBALSANTAFE
                          EMPLOYEE SHARE PURCHASE PLAN

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                             AS AMENDED AND RESTATED
                             EFFECTIVE MARCH 4, 2003

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                                  GLOBALSANTAFE
                          EMPLOYEE SHARE PURCHASE PLAN
                (AS AMENDED AND RESTATED EFFECTIVE MARCH 4, 2003)

1. Purpose. The GlobalSantaFe Corporation Employee Share Purchase Plan (the "Plan"), formerly the Santa Fe International Corporation 1997 Employee Share Purchase Plan, was established effective June 13, 1997 by GlobalSantaFe Corporation, formerly Santa Fe International Corporation (the "Company") for the purpose of furnishing to eligible employees an incentive to advance the best interests of the Company by providing a formal program whereby they voluntarily may purchase Ordinary Shares of the Company at a favorable price and upon favorable terms.

2.       Eligibility.

         (a) Subject to Section 2(b), all employees of the Company and those employees who are employed by the subsidiaries of the Company listed on Exhibit A (which may be amended by the Benefits Executive Committee) shall be eligible to participate in the Plan.

         (b)      No option shall be granted under the Plan to an employee if
                  (1) such employee, immediately after the option is granted, owns shares (as defined by Sections 423(b)(3) and 425(d) of the Internal Revenue Code of 1986, as amended) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any of its subsidiaries, (2) such employee is not permitted to participate in the Plan pursuant to the applicable law of a foreign jurisdiction, (3) suspension is required pursuant to
                  Section 401(k) of the Internal Revenue Code of 1986 because of a hardship withdrawal from a plan described in Section 401(k),
                  (4) such employee's customary employment is 20 hours a week or less, (5) such employee has not been employed for 90 days, or
                  (6) such employee's customary employment is not for more than five months in any calendar year.

                  Notwithstanding the foregoing, with respect to Sections 2(b)(4) and 2(b)(6) above, no employee of the Company or of the subsidiaries which have adopted this Plan, shall be denied eligibility to participate in this Plan on the basis of the criteria set forth therein, if such denial of eligibility would result in the violation of any local law, statute or regulation applicable to such employee.

3. Shares Subject to the Plan. Subject to the provisions of Section 10 (relating to adjustment upon changes in shares), the shares which may be sold pursuant to options under the Plan shall not exceed in the aggregate 2,145,000 Ordinary Shares, par value $0.01 per share, and may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan.

4.       Grant of Options.

         (a) General Statement; "date of grant"; "option period"; "date of exercise": Following the effective date of the Plan and continuing while the Plan remains in force, the

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                  Company may offer options under the Plan to all eligible
                  employees ("Optionees") to purchase Ordinary Shares of the Company. These options may be granted no more than once each year on a date to be determined by the Benefits Administrative Committee (each of such dates is hereinafter referred to as "date of grant"). The term of each option is 12 months (the "option period") ending on the last day of the option period (each of such dates is hereinafter referred to as "date of exercise"). The number of Ordinary Shares subject to each option shall be the quotient of the payroll deductions authorized by each participant in accordance with Section 4(b) extended for the option period divided by the "option price" of the Shares, as defined in Section 5(b), including fractions.

         (b) Election to Participate: Payroll Deduction Authorization. Except as provided in Section 4(f), an eligible employee may participate in the Plan only by means of payroll deduction. Except as provided in Section 4(g), each eligible employee who elects to participate in the Plan shall deliver to the Company during the calendar month next preceding a date of grant a written payroll deduction authorization in a form prepared by the Company whereby he or she gives notice of his or her election to participate in the Plan as of the next following date of grant, and whereby he or she designates a stated amount to be deducted from his or her compensation on each payday and paid into the Plan for his or her account. The stated amount may not be less than a sum which will result in the payment into the Plan of at least $5.00 each period. The stated amount shall be a whole percent of "eligible compensation" (as defined in Section 4(d)) and such whole percent may not exceed 10% of such "eligible compensation"; provided further, that such amount shall not, in any event, exceed the limitation set forth in Section 423(b) of the Code. Should any amounts be deducted from an employee's "eligible compensation" in excess of the limitation set forth in Section 423(b) of the Code, such amounts shall be refunded to the employee, without interest, as soon as practicable after such deduction.

         (c)      Changes in Payroll Authorization. Except as provided in
                  Section 6, the payroll deduction authorization referred to in
                  Section 4(b) may not be changed during the option period.

         (d) "Eligible Compensation" Defined. The term "eligible compensation" means regular base rate of pay as determined by the Company (prior to any reductions for Section 401(k) or Section 125 plans) on the date of grant. If an employee elects a percentage of compensation be withheld pursuant to subparagraph (b), eligible compensation shall be adjusted for any changes in such regular base rate of pay during the grant year. "Eligible compensation" does not include management incentives and bonuses, extended work-week premiums, or other special payments, fees, or allowances.

         (e) Limitation. No employee shall be permitted to purchase Ordinary Shares under the Plan or under any other employee share purchase plan of the Company (other than the 1997 Long Term Incentive Plan) or of any of its subsidiaries at a rate which exceeds the maximum amount permitted under Section 423(b) of the Code in fair market value of Ordinary Shares (determined at the time the option is granted).

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         (f)      Leaves of Absence. During leaves of absence approved by the
                  Company and meeting the requirements of Regulation 1.421-7(h)(2) of the Internal Revenue Service, a participant may continue participation in the Plan by cash payments to the Company on his or her normal paydays equal to the reduction in his or her payroll deductions caused by his or her leave.

         (g) Continue Election. A participant (i) who has elected to participate in the Plan pursuant to Section 4(b) as of a date of grant and (ii) who takes no action to change or revoke such election as of the next following date of grant and/or as of any subsequent date of grant during the calendar month next preceding any such respective date of grant shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent date(s) of grant as was in effect for the date of grant for which he or she made such election to participate.

5.       Exercise of Options.

         (a) General Statement. Each eligible employee who is a participant in the Plan automatically and without any act on his or her part will be deemed to have exercised his or her option on each date of exercise to the extent that the cash balance then in his or her account under the Plan is sufficient to purchase at the "option price" (as defined in Section 5(b)) whole and fractional Ordinary Shares.

         (b) "Option Price" Defined. The option price per Ordinary Share to be paid by each optionee on each exercise of his or her option shall be equal to 85% of the fair market value of the Ordinary Shares subject to the Plan on the date of exercise or on the date of grant, whichever amount is lesser. Fair market value of the Ordinary Shares on the date of exercise or, as the case may be, on the date of grant shall be the per share price of the last sale of such Ordinary Shares on the Composite Tape prior to such date.

         (c) Delivery of Share Certificates. Upon date of exercise, the Company shall deliver to the Company's transfer agent, as custodian, a certificate representing the total number of whole shares of the Ordinary Shares respecting exercised options in the aggregate (for both whole and fractional shares) of all the eligible employees hereunder. Any remaining amount representing a fractional share which may not be certificated shall be carried forward to the next exercise date for certification as part of a whole share or the cash value of such fractional share shall be deposited in the individual participant's Company share account. Such custodian shall keep accurate records of the beneficial interests of each eligible employee in each such certificate by means of a Company share account, and shall provide each eligible employee with quarterly statements reflecting all activity in such Company share account. As soon as practicable following a participant's termination of employment with the Company for any reason, or earlier written request, the custodian shall deliver to such participant a certificate issued in his or her name representing the aggregate whole number of Ordinary Shares purchased pursuant to the exercise of such participant's options under the Plan. At the time of distribution of such certificate, any fractional share in such participant's Company share account shall be converted to cash which shall be refunded to such participant. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company

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                  will seek to obtain such authority. The inability of the
                  Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any participant in the Plan except to return to him the amount of the balance in his or her account.

6. Withdrawal from the Plan. Any participant may withdraw in whole from the Plan at any time. A participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal on a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, will refund to the participant the amount of the cash balance in his or her account under the Plan; and thereupon, automatically and without any further act on his or her part, his or her payroll deduction authorization and his or her interest in unexercised options under the Plan shall terminate. A participant shall be deemed to have withdrawn from the Plan if he no longer meets the eligibility requirements for participation set forth in Section 2(b).

7.       Termination of Employment.

         (a) Termination Other than by Involuntary Temporary Layoff, Total Disability, Retirement or Death. If the employment of a participant terminates other than by "Involuntary Temporary Layoff" as defined in this Section 7, retirement as described in Section 7, total disability (as determined by the Company) or death, his or her participation in the Plan shall automatically and without any act on his or her part terminate as of the date of the termination of his or her employment. The Company shall thereafter promptly refund to the participant the amount of the cash balance in his or her account under the Plan, and thereupon such participant's interest in the unexercised options under the Plan shall terminate.

         (b) Termination by Retirement, Involuntary Temporary Layoff or Total Disability. If, on or after the day that is three months before the date of exercise, a participant suffers an Involuntary Temporary Layoff, is terminated by the Company as a result of total disability or retires on or after his or her Normal, Early or Late Retirement Date (as such terms are defined in the Pension Plan for the employees of the Company), the participant may in conjunction with such Involuntary Temporary Layoff, retirement or termination on account of total disability, by written notice to the Company, exercise his or her options. In such event the Company shall retain the cash balance in the participant's account under the Plan and apply such balance on the date of exercise to the purchase at the option price of Ordinary Shares, including fractions. Alternatively the participant may at that time by written notice to the Company, request payment of the cash balance in his or her account under the Plan, in which event the Company shall promptly make such payment to the participant and thereupon the participant's interest in unexercised options under the Plan shall terminate. If the participant elects to exercise his or her option, the date of exercise for the purpose of computing the amount of the purchase price of the Ordinary Shares shall be the date of exercise as set forth in
                  Section 4(a).

                  If a participant suffers an Involuntary Temporary Layoff, is terminated by the Company on account of a total disability or retires prior to the day that is three months before the date of exercise, the Company promptly will pay the balance

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                  of the participant's account under the plan to him or her and thereupon the participant's interest in the unexercised options under the Plan shall terminate.

                  For purposes of this Section 7 the term "Involuntary Temporary Layoff" shall mean an involuntary termination of employment, initiated by the Company, in which termination results solely from a temporary cessation of operations, but only if the affected employee is expected to return to work within 180 days of such layoff.

         (c) Termination by Death. If the employment of a participant is terminated by his or her death on or after three months before the date of exercise, the executor of his or her will or the administrator of his or her estate by written notice to the Company may either (i) exercise his or her option as of the date of his or her death, in which event the Company shall apply the cash balance in his or her account under the Plan at that time to the purchase at the option price of the Ordinary Shares, including fractions, or (ii) request payment of the cash balance in his or her account under the Plan at that time, in which event the Company promptly shall make such payment, and thereupon his or her interest in unexercised options under the Plan shall terminate. If the option is exercised, the date of exercise for the purpose of computing the amount of the purchase price of the Ordinary Shares shall be the date of exercise set forth in Section 4(a). If the Company does not receive such notice within 90 days of the participant's death, the participant's representative shall be conclusively presumed to have elected alternative (ii) above and requested the payment of the cash balance of his or her account.

                  If the employment of the participant is terminated by his or her death prior to the day that is three months before the date of exercise, the Company promptly will pay the balance of the participant's account under the Plan to him or her and thereupon his or her interest in the unexercised options under the Plan shall terminate.

8. Restriction Upon Assignment. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by him or her. An option may not be exercised to any extent except by the Optionee. The Company will not recognize and shall be under no duty to recognize assignment or purported assignment by an Optionee of his or her option or of any rights under his or her option.

9. No Rights of Shareholder Until Exercise. With respect to Ordinary Shares subject to an option, an Optionee shall not be deemed to be a shareholder. An Optionee shall not have the rights and privileges of a shareholder until exercise of his or her options. With respect to an Optionee's beneficial interest in his or her Company share account, the custodian shall pay the Optionee any cash dividends attributable thereto as soon as practicable following the receipt thereof and shall, in accordance with procedures adopted by the custodian, facilitate the Optionee's exercise of voting rights attributable thereto.

10. Changes in Shares; Adjustments. Whenever any change is made in the Ordinary Shares subject to the Plan or subject to options outstanding under the Plan, by reason of stock dividend or by reason of subdivision, combinations, or reclassification of shares, appropriate action will be taken by the Board of Directors to adjust accordingly the number of Ordinary

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Shares subject to the Plan and the option price and number of Ordinary Shares subject to options outstanding under the Plan.

11. Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose.

No interest will be paid to any participant or credited to his or her account under the Plan.

12. Amendment of Plan; Administration by the Benefits Administrative Committee. The Board of Directors of the Company (the "Board") has the power to make any and all amendments to the Plan and may terminate the Plan. The Board reserves the right to delegate to the Benefits Executive Committee its power of amendment; provided, however, that any amendment of the Plan that requires shareholder approval must be authorized by the Board. The delegation of amendment powers may include the power to amend from time to time the subsidiaries of the Company listed in Exhibit A.

The Benefits Administrative Committee, as established by GlobalSantaFe Corporate Services Inc., shall be the administrator of the Plan and shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan. The Benefits Administrative Committee shall have full and complete power to interpret and construe the Plan; except as required by law, its decisions shall be final and binding on all parties.

13. Tax Withholding. The Benefits Administrative Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Ordinary Shares under the Plan.

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                                                                       EXHIBIT A

[The current list of the subsidiaries of the Company whose employees shall be eligible to participate in the Plan, as amended by the Benefits Executive Committee, is maintained by and may be obtained from the Company's Benefits Department, 15375 Memorial Drive, Houston, Texas 77079-4101.]